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                                                                   EXHIBIT 23.1




                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Ross Systems, Inc.:

We consent to incorporation by reference in the registration statement on Form S-3 of Ross Systems, Inc. of our report dated August 18, 1995, except as to
Note 7, which is as of October 11, 1995, relating to the consolidated balance sheets of Ross Systems, Inc. and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1995, and the related schedule, which report appears in the June 30, 1995, annual report on Form 10-K of Ross Systems, Inc., and to the reference to our firm under the heading "Experts" in the Prospectus.

Our report contains an explanatory paragraph regarding the fact that the Company is a defendant in a securities class action lawsuit.




                                                /s/ KPMG PEAT MARWICK LLP
                                                -----------------------------
                                                KPMG Peat Marwick LLP

San Jose, California
June 11, 1996